Exhibit 99.2

NEWS RELEASE

Company Contact:
Gastar Exploration Ltd.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&E : 713-529-6600
lelliott@drg-e.com / apearson@drg-e.com

FOR IMMEDIATE RELEASE

GASTAR EXPLORATION ANNOUNCES ADDITIONAL
EAST TEXAS DRILLING RESULTS

HOUSTON, May 12, 2009 - Gastar Exploration Ltd. (NYSE Amex: GST and TSX: YGA) today announced that it has successfully drilled the Wildman Trust #5 well, a lower Bossier test, to a total depth of 19,000 feet and has logged approximately 60 net feet of pay in five lower Bossier and one middle Bossier zones.  Gastar owns a 66.7% working interest before payout (54.5% net revenue interest before payout) in the Wildman Trust #5.

 “The Wildman Trust #5 log results confirm our geologic model for the lower Bossier and our analysis of the 3-D seismic data as we encountered over 31 feet in our primary B-5 and B-6 zones,” commented J. Russell Porter, Gastar’s President and Chief Executive Officer.  “As a result of continued improvements to our well design, we were able to drill the 19,000’ lower Bossier test in 84 days, reducing our gross dry hole cost in the well to $7.2 million.   With the repeatable well design savings and decreases in well completion costs, the gross all-in cost for the Wildman Trust #5 through the first two zone completions will be approximately $10 million.  We plan an initial completion in the two lowest Bossier zones and expect to place the well on production within the next 30 days.”

About Gastar Exploration

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia.  The Company pursues a strategy combining deep natural gas exploration and development with lower risk CBM and shale resource development.  The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania.  Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming and concentrated on more than 6 million gross acres controlled by Gastar and its joint development partners in Australia’s Gunnedah Basin (PEL 238, PEL 433 and PEL 434) located in New South Wales.  For more information, visit our web site at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  A statement identified by the words “expects”, “projects”, “plans”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in the natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels, risks relating to the receipt of a “going concern” statement in our auditor’s report on our 2008 consolidated financial statements, and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in Gastar’s Annual Report on Form 10-K and other filings with the SEC at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

The NYSE Amex US LLC and Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

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